Exhibit 10.37

TRX, INC.

EXECUTIVE ANNUAL INCENTIVE PLAN

Section 1. Purpose and Scope.

The purpose of the TRX, Inc. Executive Annual Incentive Plan (the “Plan”) is as follows: (i) to provide annual cash incentives and rewards for the executive officers of the Company; (ii) to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve the Company’s financial and strategic objectives; and (iii) to qualify compensation paid under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, in order to preserve the Company’s tax deduction for compensation paid under the Plan.

Section 2. Definitions.

The following words and phrases as used in this Plan shall have the meanings set forth in this Section unless a different meaning is clearly required by the context.

2.1 “Affiliate” shall mean, as of any date, an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, pursuant to the provisions of Code Sections 414(b), (c), (m) or (o).

2.2 “Base Compensation” shall mean a Participant’s base rate of salary prorated over the Plan Year (e.g., if a Participant’s base salary rate is $10,000 per month (or $120,000 annually) for the first six months of the Plan Year and then $15,000 per month (or $180,000 annually) for the last six months of the year, then his Base Compensation for the Plan Year for purposes of the Plan will be $150,000).

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Change in Control” shall mean the occurrence of any of the following events following the Effective Date of this Plan:

(a) Acquisition of Substantial Percentage. The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:

(i) any acquisition directly from the Company;

(ii) any acquisition by the Company or any of its Affiliates; or

(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates;

provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Common Stock and Outstanding Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Common Stock and Outstanding Voting Securities beneficially owned by it on such date; or

(b) Change of Majority of Board Members. During any consecutive twelve (12) month period, individuals who, as of the beginning of that period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or

(c) Reorganization, Merger or Consolidation. There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and the Outstanding Group Voting Securities, as the case may be; or

(d) Disposition of Assets. Consummation of the sale or other disposition of all or substantially all of the assets of the Company.

2.5 “Chief Executive Officer” or “CEO” shall mean the Chief Executive Officer of the Company.

2.6 “Committee” shall mean the Compensation Committee of the Board or a subcommittee of that committee, the members of which shall all be qualified as “outside directors” under Code Section 162(m), to administer the Plan for each Plan Year, pursuant to Section 9.2.

2.7 “Company” shall mean TRX, Inc., a Georgia corporation, and any successor thereto.

2.8 “Effective Date” shall mean the effective date of this Plan, 1 January 2006.

2.9 “Eligible Employee” shall mean the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and any Executive Vice President of the Company who are approved by the Committee for participation in the Plan for a particular Plan Year.

2.10 “Maximum Performance Award” shall mean an amount not greater than $1,000,000 respect to any Performance Award for any individual for any Plan Year.

2.11 “Outside Directors” shall mean members of the Board who qualify as outside directors, as that term is defined in Section 162(m) of the Code and the regulations issued thereunder.

2.12 “Participant” shall mean an Eligible Employee approved by the Committee under Section 3 to participate in the Plan, who has been notified by the CEO of his or her approved participation.

2.13 “Performance Award” shall mean the cash bonus awarded to a Participant under the terms of the Plan. Performance Awards shall usually be determined as a percentage of the Participant’s Base Compensation, subject to the Committee’s discretion.

2.14 “Performance Measure” means any one or more of the objective criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion for any particular Plan Year, pursuant to the provisions of Section 4.3.

2.15 “Plan” shall mean this TRX, Inc. Executive Annual Incentive Plan, as amended from time to time.

2.16 “Plan Year” shall mean the 12-month period ending on each 31 December: provided that if the Company’s fiscal year should be changed to any other 12-month period, then the Plan Year shall contemporaneously and automatically change to such 12-month period.

Section 3. Participation.

3.1 Eligibility to Participate. As soon as possible following the commencement of each Plan Year, the Committee shall specify by name or position the Eligible Employees designated to participate in the Plan for that Plan Year. The Committee shall retain discretion to name as a Participant an employee hired or promoted into an Eligible Employee position for the first time after the commencement of the Plan Year. A Participant must remain employed by the Company through the last day of the Plan Year for which the Performance Award is awarded in order to be eligible to receive a Performance Award for that Plan Year.

3.2 Termination of Participation. A Participant’s participation in the Plan shall terminate upon his termination of employment with the Company. The Committee shall retain the discretion to reduce participation in the Plan to a level less than full participation or to suspend or terminate participation of any Participant reassigned to substantially different duties, undertaking an authorized leave of absence or disqualified for any reason by the Committee. Notice of the reduction in participation or suspension or termination of any individual Participant shall be forwarded to the CEO and the affected Participant or Participants in writing.

Section 4. Establishment of Performance Measures and Performance Awards.

4.1 Time of Establishment. No later than ninety (90) days after the commencement of the Plan Year, the Committee shall specify in writing the Performance Measures and Performance Awards which are to apply for that Plan Year with regard to each Participant or each group of Participants (by name or position), subject to the provisions of Sections 4.2 and 4.3. In its discretion, the Committee may establish minimum, target and maximum levels of Performance Measures and the related Performance Awards for each Plan Year. The Committee may establish Performance Measures for each Participant’s individual performance, as well as establishing Performance Measures based on corporate performance.

4.2 Performance Awards. The amount of Performance Awards may vary among Participants and from Plan Year to Plan Year; however, no individual Performance Award shall exceed the Maximum Performance Award.

4.3 Performance Measures. Performance measures may include the following: (i) earnings before all or any taxes (“EBT”); (ii) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (iv) earnings before all or any of interest expense and taxes (“EBIT”); (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on shareholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total shareholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance Measures may relate to the Company and/or one or more of its Affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code §162(m), the Performance Measures may be calculated without regard to extraordinary items.

Section 5. Determination of Amount of Performance Awards.

5.1 Committee Certification Regarding Performance Measures. As soon as practicable following the end of each Plan Year, the Committee shall certify for each Participant whether the Performance Measures for that Plan Year have been met. If such Measures have been met, the Committee will award such Participant the

Performance Award established under Section 4 hereof. The Board shall have final approval of the amounts of the Performance Awards payable to the executive officers of the Company, as recommended and previously approved by the Committee.

5.2 Maximum Award. No individual Performance Award to a Participant for a Plan Year may exceed the Maximum Performance Award.

5.3 Limitation on Award Amount. The Committee shall not increase the amount of any Performance Award for any Plan Year.

Section 6. Payment of Awards.

Performance Awards for a given Plan Year shall be paid in cash as soon as practicable following the certification by the Committee of the attainment of the Performance Measures. The Committee shall certify the attainment of the Performance Measures in a timely manner so that the Performance Awards shall be paid no later than 2  1/2 months after the close of the applicable Plan Year. However, such payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by the Company.

Section 7. Termination of Employment.

A Participant whose employment with the Company is terminated for any reason (voluntarily or involuntarily) prior to the last day of the Plan Year for which a Performance Award applies shall be disqualified from the Plan for that Plan Year.

Section 8. Change in Control.

Upon the occurrence of a Change in Control, each Participant shall receive an immediate lump sum cash payment of the Performance Award (if any) based on the level of Performance Measures that have actually been attained as of the date of the Change in Control. The amount of the Performance Award shall be consistent with the minimum, target or maximum level of Performance Measures actually achieved.

Section 9. Plan Administration.

9.1 Administration by Committee. The Plan shall be administered by the Committee, which shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan.

9.2 Appointment of Committee. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee shall at all times consist solely of two or more Outside Directors.

9.3 Interpretation of Plan Provisions. The Committee shall have complete discretion to construe and interpret the Plan and may adopt rules and regulations governing administration of the Plan. The Committee may consult with the management of the Company but shall retain responsibility for administration of the Plan. The Committee’s decisions, actions and interpretations regarding the Plan shall be final and binding upon all Participants.

Section 10. Compliance with Section 162(m) of the Code.

The Company intends that Performance Awards under this Plan satisfy the applicable requirements of Section 162(m) of the Code so that such Code section does not deny the Company a tax deduction for such Performance Awards. It is intended that the Plan shall be operated and interpreted such that Performance Awards remain tax deductible by the Company, except to the extent set forth in Section 13.

Section 11. Nonassignability.

No Performance Award granted to a Participant under the Plan shall be assignable or transferable, except by will or by the laws of descent and distribution.

Section 12. Effective Date and Term of Plan.

The Plan shall be effective as of 1 January 2006, subject to approval by the shareholders of the Company. The Plan shall continue from year to year until terminated by the Board.

Section 13. Amendment and Termination of the Plan.

The Board may amend, modify or terminate the Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect the payment of a Performance Award for a Plan Year already ended. In addition, any amendment or modification of the Plan shall be subject to shareholder approval if necessary for purposes of continuing to qualify compensation paid under the Plan as “performance-based compensation” under Code Section 162(m).

Section 14. General Provisions.

14.1 Unfunded Plan. The Plan shall be an unfunded incentive compensation arrangement for a select group of key management employees of the Company. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant’s right to receive a Performance Award shall be no greater than the right of an unsecured general creditor of the Company. All Performance Awards shall be paid from the general funds of the Company, and no segregation of assets shall be made to ensure payment of Performance Awards.

14.2 Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of law.

14.3 Section Headings. The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of the Plan’s sections.

14.4 Effect on Employment. Nothing contained in the Plan shall affect or be construed as affecting the terms of employment of any Eligible Employee except as expressly provided in the Plan. Nothing in the Plan shall affect or be construed as affecting the right of the Company to terminate the employment of an Eligible Employee at any time for any reason, with or without cause.

14.5 Successors. All obligations of the Company with respect to Performance Awards granted under the Plan shall be binding upon any successor to the Company, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.

14.6 Withholding of Taxes. The Company shall deduct from each Performance Award the amount of any taxes required to be withheld by any federal, state or local governmental authority.

IN WITNESS WHEREOF, TRX, Inc. has caused this Plan to be executed this _14th_ day of February, 2006.

TRX, INC.

By:

Title: